CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated December 10, 2004 accompanying the financial statements of Van Kampen Focus Portfolios, Taxable Income Series 51 as of October 31, 2004 and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears in the Prospectus.

                                                       GRANT THORNTON LLP


Chicago, Illinois
February 22, 2005